EXHIBIT 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. § 1350)
Each of the undersigned officers of Modiv Industrial, Inc. (the “Company”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(i)    the accompanying Annual Report on Form 10-K of the Company for the year ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and
(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ AARON S. HALFACRE
	Name:	Aaron S. Halfacre
	Title:	Chief Executive Officer
(Principal Executive Officer)

/s/ RAYMOND J. PACINI
	Name:	Raymond J. Pacini
Date: March 25, 2026	Title:	Chief Financial Officer
(Principal Financial Officer)
The foregoing certification is being furnished with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except to the extent the Company specifically incorporates this certification by reference.